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                                                                      Exhibit 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 25, 2004, relating to the financial statements and financial highlights of Pictet Global Emerging Markets Fund appearing in the December 31, 2003 Annual Report to Shareholders, which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement and within the Form of Agreement and Plan of Reorganization under "Representations and Warranties" included in such Registration Statement. We further consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus and Statement of Additional Information of Pictet Global Emerging Markets Fund dated April 30, 2004.

/s/ PricewaterhouseCoopers, LLP

Philadelphia, PA
June 25, 2004